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                                                                    EXHIBIT 23.2



December 10, 1998


Board of Trustees
The Troy Savings Bank
32 2nd Street
Troy, NY 12180


Dear Board Members:

We hereby consent to the use of our firm's name, FinPro, Inc. ("FinPro") in the Application for Conversion on Form 86-AC filed by The Troy Savings Bank, and any amendments thereto, for permission to convert to a stock savings institution and references to the Conversion Valuation Appraisal Report ("Report") and the valuation of The Troy Savings Bank provided by FinPro, and our opinion regarding subscription rights filed as an exhibit to the applications referred to below. We also consent to the use of our firm's name and the inclusion of, summary of and references to our Report in the Form S-1 Registration Statement filed by Troy Financial Corporation, and any amendments thereto, and the Application for Conversion on Form 86-AC filed by The Troy Savings Bank, and any amendments thereto.


                                                Very Truly Yours,

                                                /s/ FinPro, Inc.